UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2004
KOS PHARMACEUTICALS, INC
(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1 CEDAR BROOK DRIVE
CRANBURY, NJ 08512-3618
(Address of principal executive offices)
609-495-0920
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a-12 )

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On April 1, 2004, Kos Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K reporting its acquisition of the global rights to the Azmacort (triamcinolone acetonide) inhalation aerosol product from Aventis Pharmaceuticals Holdings, Inc. The Company is filing by an amendment to the Current Report certain financial information with respect to the Azmacort product and certain pro forma financial information.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial Statements of Businesses Acquired
     The audited Statements of Net Sales and Direct Expenses for the three months ended March 31, 2004 and the year ended December 31, 2003 for the Azmacort Product Line of Aventis Pharmaceuticals, Inc. is attached to this Current Report as Exhibit 99.1.
(b) Pro Forma Financial Information
     Certain pro forma financial information with respect to the acquisition of the Azmacort product by the Company is attached to this Current Report as Exhibit 99.2.
(c) Exhibits
     As described in Item 9.01(a) and (b) of this Report, the following Exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers

99.1	Azmacort Product Line of Aventis Pharmaceuticals, Inc. Statements of Net Sales and Direct Expenses for the three months ended March 31, 2004 and the year ended December 31, 2003.

99.2	Pro Forma Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Juan F. Rodriguez
Name:	Juan F. Rodriguez
Title:	Senior Vice President, Controller and Corporate Administration

Dated: November 14, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
23.1	Consent of PricewaterhouseCoopers LLP

99.1	Azmacort Product Line of Aventis Pharmaceuticals, Inc. Statements of Net Sales and Direct Expenses for the three months ended March 31, 2004 and the year ended December 31, 2003.

99.2	Pro Forma Financial Information

4